EXHIBIT 23.2

                        CONSENT OF KPMG PEAT MARWICK LLP


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                         Independent Auditor's Consent


The Board of Directors
The CIT Group Holdings, Inc.:

     We consent to the use of our report dated January 17, 1995, relating to the consolidated balance sheets of The CIT Group Holdings, Inc. and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1994, incorporated by reference in this Registration Statement on combined Form S-1 and Form S-3 of The CIT Group Securitization Corporation II and The CIT Group Holdings, Inc., which report appears in the December 31, 1994 Annual Report on Form 10- K of The CIT Group Holdings, Inc., and to the reference to our firm under the heading "Experts" in the Registration Statement.

     Our report on the consolidated financial statements refers to a change in the method of accounting for postretirement benefits other than pensions in 1993.

                                               /s/ KPMG PEAT MARWICK LLP
                                               ---------------------------
                                               KPMG Peat Marwick LLP

Short Hills, New Jersey
June 9, 1995